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                          Variable Annuity Income Rider

This Rider is made a part of the Contract to which it is attached. The Rider Effective Date is the [Periodic Income Commencement Date shown on the Contract Benefit Data page(s)] [OR] [Contract Date shown on the contract data Page(s)]. The provisions contained here within apply in lieu of any provisions in the Contract (including any attachments to the Contract) to the contrary. This Rider will only be attached to Non-qualified Contracts. No additional [Gross] Purchase Payments to the Contract will be accepted while this Rider is in effect. [If there are more than two Owners of the Contract, then at election of this Rider two Owners must be pre-designated for the Death Benefit [and Waiver of [Contingent Deferred Sales Charges] [Surrender Charges] provisions]. If no pre-designation is made, the two youngest Owners will be pre-designated.]

                                  Defined Terms

Access Period - The length of time in whole years, measured from the Periodic Income Commencement Date shown on the Contract Benefit Data page(s), during which an Owner may elect to surrender the Contract or make Withdrawals from the Contract. [If during the Access Period the payment of the Guaranteed Income Benefit reduces the Account Value to zero, the Access Period will end and the Lifetime Income Period, if any, will begin on the Valuation Date the Account Value equals zero.] [Subject to LNL's approval, during the Access Period an Owner may extend or shorten the Access Period, within the minimum and maximum periods allowable at the time of change, no more than once per Contract Year. Notice of the change request, either in signed writing or another manner that LNL approves in advance, must be sent to LNL. A change to the Access Period will be effective on the next Periodic Income Commencement Date anniversary. If the Access Period is changed, Periodic Income Payments after the effective date of the change will be adjusted accordingly. Upon the death of any Owner (or the Annuitant, if any Owner is a corporation or other non-individual (hereafter "non-natural person")), the Access Period may not be extended except by the surviving spouse of the deceased Owner or Annuitant who is the recipient of the rights of ownership.]

Account Value - During the Access Period, on any Valuation Date the sum of the values of the Variable Subaccounts attributable to the Contract [plus the sum of the values of the Fixed Account(s) attributable to the Contract]. State and local government premium tax, if applicable, will be deducted from the Account Value when incurred by LNL, or at another time of LNL's choosing.

Annuitant - The person upon whose life the payment of the Periodic Income Payments will be contingent and upon whose death a Death Benefit may be paid. The Contract may only have one Annuitant after the Rider Effective Date. The Annuitant may not be changed after the Rider Effective Date.

Secondary Life - The person upon whose life the payment of the Periodic Income Payments will also be contingent. The designation of a Secondary Life results in a joint life payout. The Secondary Life must be designated prior to the Rider Effective Date and may not be changed after the Rider Effective Date.

Assumed Interest Rate - The interest rate used in calculating the Initial Periodic Income Payment. This rate may be [3%, 4%, 5%, 6%, or 7%] as selected by an Owner at the Rider Effective Date[.] [; however, this rate will be [7%] if the Guaranteed Income Benefit Option is elected.] The Assumed Interest Rate is shown on the Contract Benefit Data page(s).

Lifetime Income Period - The period that begins after the Access Period, provided the Annuitant, or in the case of a joint life payout the Annuitant or the Secondary Life, is still living and the Contract has not been surrendered. This period will then continue for as long as the Annuitant, or the case of a joint life payout the Annuitant or the Secondary Life, is living.

Periodic Income Payment - The variable, periodic income amounts paid under this Rider to an Owner, or an Owner's designee, during the Access Period and the Lifetime Income Period. Prior to the Rider Effective Date an Owner must select one of the following Periodic Income Payment Modes: monthly, quarterly, semi-annually or annually. The Initial Periodic Income Payment Mode is shown on the Contract Benefit Data page(s).

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Periodic Income Commencement Date - The Valuation Date on which the Initial
Periodic Income Payment under this Rider is calculated. The due date of the Initial Periodic Income Payment will be no more than [14] calendar days after the Periodic Income Commencement Date. The Periodic Income Commencement Date is shown on the Contract Benefit Data page(s).

Surrender Value - During the Access Period, the Surrender Value is [the Account Value.] [the Account Value less any applicable [Contingent Deferred Sales Charges] [Surrender Charges] [and [Market Value Adjustment] [Interest Adjustment]].] The Contract and this Rider will terminate upon payment of the full Surrender Value.

Withdrawals - Additional amounts from the Account Value requested by, and paid to, an Owner during the Access Period.


              Determination of the Initial Periodic Income Payment

The Initial Periodic Income Payment will be determined by dividing the Account Value as of the Periodic Income Commencement Date by 1000 and multiplying this result by an annuity factor. The Initial Periodic Income Payment is shown on the Contract Benefit Data page(s).

The annuity factor is based upon, as of the Periodic Income Commencement Date, the age and sex of the Annuitant; the age and sex of the Secondary Life, if applicable; the Periodic Income Payment Mode, the length of the Access Period; the Assumed Interest Rate and when applicable the [1983 `a' Individual Annuity Mortality Table, modified].


              Determination of Subsequent Periodic Income Payments

An Owner may elect to adjust the Periodic Income Payments on a modal basis or an annual basis. If an election is made to adjust Periodic Income Payments on an annual basis, the monthly Periodic Income Payment Mode must be chosen. If this election is not made prior to the Rider Effective Date, Periodic Income Payments will be adjusted on a modal basis. [Subject to LNL's approval, an Owner may change the Periodic Income Payment adjustment basis, no more than once per Contract Year. Notice of the change request, either in signed writing or another manner that LNL approves in advance, must be sent to LNL. The change will be effective on the next Periodic Income Commencement Date anniversary.]


During the Access Period.

If Periodic Income Payments are being adjusted on a modal basis, then each subsequent Periodic Income Payment will be determined by dividing the Account Value as of the Valuation Date for the due date of a Periodic Income Payment by 1000 and multiplying this result by a revised annuity factor.

If Periodic Income Payments are being adjusted on an annual basis, then each Periodic Income Payment due on the anniversary of the Initial Periodic Income Payment Date will be determined by dividing the Account Value as of the Valuation Date for that Periodic Income Payment by 1000 and multiplying this result by a revised annuity factor. Periodic Income Payments made between anniversaries of the Initial Periodic Income Payment Date will be equal to the Periodic Income Payment calculated as of the prior anniversary (this includes the Initial Periodic Income Payment Date), unless there is a Withdrawal. If a Withdrawal is taken, the next Periodic Income Payment will be determined by dividing the Account Value as of the valuation date for that Periodic Income Payment by 1000 and multiplying this result by a revised annuity factor. Any subsequent Periodic Income Payments due after the Withdrawal and prior to the next anniversary of the Initial Periodic Income Payment Date will be equal to the Periodic Income Payment determined immediately following the Withdrawal.

[If the Guaranteed Income Benefit Option is in effect, payments equal to the Guaranteed Income Benefit may reduce the Account Value to zero prior to the end of the Access Period (See: Guaranteed Income Benefit Option).]

If a Secondary Life was not designated, prior to the death of the Annuitant, the revised annuity factor is based upon, as of the Valuation Date of the Periodic Income Payment: the age and sex of the Annuitant; the Periodic Income Payment Mode; the length of time remaining in the Access Period; the Assumed Interest Rate; and when applicable the [1983 `a' Individual Annuity Mortality Table, modified]. Upon receipt of due proof of the death of the Annuitant, the revised annuity factor is based upon, as of the Valuation Date of the Periodic Income Payment, the Periodic Income Payment Mode; the length of time remaining in the Access Period (See: Death Benefit, During the Access Period); and the Assumed Interest Rate. Periodic Income Payments will continue until the end of the Access Period. There will be no Periodic Income Payments due after the Access Period.

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If a Secondary Life was designated, then prior to the death of either the
Annuitant or the Secondary Life, the revised annuity factor is based upon, as of the Valuation Date of the Periodic Income Payment: the ages and sexes of the Annuitant and the Secondary Life; the Periodic Income Payment Mode; the length of time remaining in the Access Period; the Assumed Interest Rate; and when applicable the [1983 `a' Individual Annuity Mortality Table, modified]. Upon receipt of due proof of the first death of the Annuitant or the Secondary Life, the next Periodic Income Payment (regardless of whether Periodic Income Payments are being adjusted on a modal basis or an annual basis) will be compared to a Periodic Income Payment calculated by substituting the age and sex of the survivor for the ages and sexes of the Annuitant and the Secondary Life in the revised annuity factor described above. If the resulting Periodic Income Payment is less than or equal to the Periodic Income Payment determined by using both lives, then both lives will continue to be used in calculating the revised annuity factor. If the resulting Periodic Income Payment is greater than the Periodic Income Payment determined by using both lives, then the following will occur:

     1. The age and sex of the survivor will be substituted for the ages and sexes of the Annuitant and the Secondary Life in calculating subsequent revised annuity factors to determine Periodic Income Payments subsequent to the first death of either the Annuitant and Secondary Life.

     2. The next Periodic Income Payment due after the first death of either the Annuitant or Secondary Life, regardless of whether Periodic Income Payments are being adjusted on a modal basis or an annual basis, will be calculated using the revised annuity factor. If Periodic Income Payments are being adjusted on an annual basis, any subsequent Periodic Income Payments due prior to the next anniversary of the Initial Periodic Income Payment Date will be equal to the Periodic Income Payment determined immediately following the first death of either the Annuitant and Secondary Life, unless there is a Withdrawal.

After the deaths of both the Annuitant and the Secondary Life the revised annuity factor is based only upon, as of the Valuation Date of the Periodic Income Payment, the Periodic Income Payment Mode; the length of time remaining in the Access Period (See: Death Benefit, During the Access Period); and the Assumed Interest Rate. Periodic Income Payments will continue until the end of the Access Period. There will be no Periodic Income Payments due after the Access Period.


During the Lifetime Income Period.

[Any portion of the Account Value in the Fixed Subaccount as of the last Valuation Date of the Access Period will be used to determine a Periodic Income Payment from the Fixed Account during the Lifetime Income Period.

If Periodic Income Payments are being adjusted on a modal basis, the initial Periodic Income Payment of the Lifetime Income Period from the Fixed Account will be determined by dividing the portion of the Account Value in the Fixed Subaccount as of the last Valuation Date of the Access Period by a revised annuity factor (See: Determination of Subsequent Periodic Income Payments, During the Access Period). Each subsequent modal Periodic Income Payment from the Fixed Account during the Lifetime Income Period will be determined by multiplying the prior modal Periodic Income Payment from the Fixed Account by `A' divided by `B', where:

     `A' is the `Interest Adjustment Factor' raised to a power equal to the number of days since the prior annual or modal Periodic Income Payment Valuation Date, and the `Interest Adjustment Factor' is equal to (1 + i) raised to the power of (1/365), with `i' equal to an annual effective rate of interest not less than [0%], and

     `B' is the `Daily Factor' raised to a power equal to the number of days since the prior annual or modal Periodic Income Payment Valuation Date, and the `Daily Factor' is equal to (1 + Assumed Interest Rate) raised to the power of (1/365).

If Periodic Income Payments are being adjusted on an annual basis, the Periodic Income Payments from the Fixed Account during the Lifetime Income Period will be determined by converting an annual modal amount into monthly Periodic Income Payments. The initial annual modal amount will be determined by dividing the portion of the Account Value in the Fixed Subaccount as of the last Valuation Date of the Access Period by a revised annuity factor (See: Determination of Subsequent Periodic Income Payments, During the Access Period). The value of the annual modal amount will be converted into twelve monthly Periodic Income Payments by dividing the annual modal amount by a one-year annuity factor at an annual effective rate of interest not less than [0%]. On each subsequent anniversary of the Initial Periodic Income Payment Date, the annual modal amount from the prior anniversary will be multiplied by `A' divided by `B', with that result being converted into twelve monthly Periodic Income Payments as described above.]

[Any portion of the] [The] Account Value in the Variable Subaccount(s) as of the last Valuation Date of the Access Period will be used to determine a Periodic Income Payment from the Variable Account during the Lifetime Income Period. The initial number of Annuity Units per payment per Variable Subaccount will be determined by dividing the portion of the Account Value in each Variable Subaccount as of the last Valuation Date of the Access Period by a revised annuity factor (See: Determination of Subsequent Periodic Income Payments, During the Access Period), with that result being divided by the Annuity Unit value for the respective Variable Subaccount as of the last Valuation Date of the Access Period.

If Periodic Income Payments are being adjusted on a modal basis, each modal Periodic Income Payment from the Variable Account during the Lifetime Income Period will be determined by multiplying the number of Annuity Units per payment per Variable Subaccount by the Annuity Unit value for each respective Variable Subaccount as of the Valuation Date for the modal Periodic Income Payment and summing the results.

If Periodic Income Payments are being adjusted on an annual basis, the Periodic Income Payments from the Variable Account during the Lifetime Income Period will be determined by converting an annual modal amount into monthly Periodic Income Payments. The annual modal amount will be determined by multiplying the number of Annuity Units per payment per Variable Subaccount for an annual Periodic Income Payment Mode by the Annuity Unit value for each respective Variable Subaccount as of the Valuation Date for the Periodic Income Payment due on the anniversary of the Initial Periodic Income Payment Date. The value of the annual modal amount will be transferred to the General Account of LNL and converted into twelve monthly Periodic Income Payments by dividing the annual modal amount by a one-year annuity factor at an effective rate of interest not less than [0%].

The Annuity Unit value for any Valuation Period for any Variable Subaccount is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by [`A'] [`C'] divided by [`B'] [`D'], where:

     [`A'] [`C'] is a Variable Subaccount's accumulation unit value as of the end of the current Valuation Period divided by the accumulation unit value of the same Variable Subaccount as of the end of the immediately preceding Valuation Period; and

     [`B'] [`D'] is the `Daily Factor' raised to a power equal to the number of days in the current Valuation Period, and the `Daily Factor' is equal to (1 + Assumed Interest Rate) raised to the power of (1/365).


                        [Guaranteed Income Benefit Option

An Owner may select the Guaranteed Income Benefit Option prior to the Rider Effective Date. If the Guaranteed Income Benefit Option is selected and is still in effect, then:

     1. [During the Guaranteed Income Benefit Guaranteed Period shown on the Contract Benefit Data page(s) the] [The] greater of:

          (a)  the subsequent Periodic Income Payment as determined above, and

          (b)  the Guaranteed Income Benefit

          will be paid.

          During the Access Period, this will result in an amount no less than the Guaranteed Income Benefit amount being paid from the Account Value, which may result in a lower Account Value than otherwise would be available in the absence of the Guaranteed Income Benefit Option. If during the Access Period the payment of the Guaranteed Income Benefit reduces the Account Value to zero, the Access Period will end and the Lifetime Income Period, if any, will begin on the Valuation Date the Account Value equals zero. Each subsequent Periodic Income Payment during the Lifetime Income Period, if any, will be equal to the Guaranteed Income Benefit.

          During the Lifetime Income Period, if a Periodic Income Payment as determined above is less than the Guaranteed Income Benefit, the excess of the Guaranteed Income Benefit over the Periodic Income Payment will reduce the number of Annuity Units per Variable Subaccount payable in each subsequent Periodic Income Payment. The reduction to the number of Annuity Units per payment will be determined by first dividing `a' by `b' where:

               `a' is the amount of the excess of the Guaranteed Income Benefit over the Periodic Income Payment; and

               `b' is the Periodic Income Payment multiplied by a revised annuity factor (See: Determination of Subsequent Periodic Income Payments, During the Access Period)

          and then dividing this result by the Annuity Unit value as of the Valuation Date of the Periodic Income Payment.

          If payment of the Guaranteed Income Benefit reduces the number of Annuity Units per payment to zero during the Lifetime Income Period, then each subsequent Periodic Income Payment during the remainder of the Lifetime Income Period, if any, will be equal to the Guaranteed Income Benefit.

     2. [The Guaranteed Income Benefit will be equal to [60%] of the Initial Periodic Income Payment shown on the Contract Benefit Data page(s), reduced by Withdrawals. Each Withdrawal will reduce the Guaranteed Income Benefit in the same proportion as the amount withdrawn reduces the Account Value on the Valuation Date of the Withdrawal.]

                                      [OR]

          [The Guaranteed Income Benefit will be equal to the lesser of [50%] of the highest Periodic Income Payment made on any previous anniversary of the Initial Periodic Income Payment Date [prior to the 81st birthday of the Annuitant] (including the Periodic Income Commencement
          Date) and the Guaranteed Income Benefit Limit shown on the Contract Benefit Data page(s), reduced by Withdrawals. Each Withdrawal made subsequent to the anniversary on which the highest Periodic Income Payment is determined or the Guaranteed Income Benefit Limit is reached will reduce the Guaranteed Income Benefit in the same proportion as the amount withdrawn reduces the Account Value on the Valuation Date of the Withdrawal.]

     3. The Initial Guaranteed Income Benefit is shown on the Contract Benefit Data page(s).

     4. Withdrawals will reduce the Guaranteed Income Benefit Limit in the same proportion as the amount withdrawn reduces the Account Value on the Valuation Date of the Withdrawal.

     5. A change to the Access Period [by the Owner] will terminate the Guaranteed Income Benefit Option, if in effect. Termination of the option will be effective with the change in the Access Period on the next Periodic Income Commencement Date anniversary.

     [6.][The Guaranteed Income Benefit Guaranteed Period begins on the Initial
          Periodic Income Payment Date.]

     [7.][For each Valuation Period after the Valuation Date the Guaranteed
          Income Benefit Guaranteed Period expires, the daily charge imposed in a Variable Subaccount will be the daily charge imposed for Contracts without the Guaranteed Income Benefit Option and subsequent Periodic Income Payments will not be subject to the Guaranteed Income Benefit.]

     [8.]While the Guaranteed Income Benefit Option is in effect [and during the Guaranteed Income Benefit Guaranteed Period,] the full Account Value must be allocated to the Variable Subaccount(s) according to a Subaccount Allocation Plan approved by LNL. The Initial Subaccount Allocation Plan is shown on the Contract Benefit Data page(s). The Account Value will be automatically rebalanced each calendar [month] according to the Subaccount Allocation Plan then in effect. The Owner may reallocate the full Account Value from the current Subaccount Allocation Plan to another Subaccount Allocation Plan approved by LNL. Notice of the reallocation, either in signed writing or another manner that LNL approves in advance, must be sent to LNL. The reallocation will be effective on the next Valuation Date following receipt of the request. Partial reallocations or transfers of Account Value by the Owner will terminate the Guaranteed Income Benefit Option.

          [LNL reserves the right to add or modify Subaccount Allocation Plans. If the Subaccount Allocation Plan selected by the Owner is modified by LNL, the Owner will be notified in writing at least [14] days prior to the Valuation Date the modification to the Subaccount Allocation Plan will occur. With notice to LNL in signed writing or another manner approved in advance by LNL, the Owner may reallocate the full Account Value from the modified Subaccount Allocation Plan to another available Subaccount Allocation Plan, if any, approved by LNL.]

          During any Valuation Period after the termination of the Guaranteed Income Benefit Option [or the expiration of the Guaranteed Income Benefit Guaranteed Period,] the Owner may allocate the Account Value to any Variable Subaccount(s) available for contracts without the Guaranteed Income Benefit Option.

     [9.] The Guaranteed Income Benefit Option may be terminated by the Owner.
          Notice of the termination, either in signed writing or another manner that LNL approves in advance, must be sent to LNL. The termination will be effective as of the Valuation Date on the next Periodic Income Commencement Date anniversary. The Guaranteed Income Benefit Option will terminate upon the death of the Annuitant or, if a joint life payout was elected, upon the death of last to die of the Annuitant and Secondary Life. Upon the effective date of the termination, the daily charge imposed in a Variable Subaccount will be the daily charge imposed for Contracts without the Guaranteed Income Benefit Option and subsequent Periodic Income Payments will not be subject to the Guaranteed Income Benefit.]


                                  Account Value

During the Access Period the Account Value will be increased by any net investment gains [and interest credited] and will be reduced by any net investment losses, Periodic Income Payments made and Withdrawals taken. At the end of the Access Period, any remaining Account Value will be applied to continue the Periodic Income Payment for the Lifetime Income Period. There will no longer be an Account Value after the Access Period.


                         Valuation of Accumulation Units

The daily charge imposed in a Variable Subaccount for any Valuation Period this Rider is in effect represents the daily mortality and expense risk charge and the daily administrative charge adjusted for the number of calendar days in the Valuation Period. This daily charge, on an annual basis, will not exceed the rate shown on the Contract Benefit Data page(s) for the options selected by the Owner and in effect. This daily charge will replace any prior daily charge provided in the Contract. This daily charge will begin on the Rider Effective Date.


                               [Persistency Credit

During the Access Period, a Persistency Credit, if one is determined to be payable according to the calculation described below, is paid into the Contract beginning [three] months after the [30th] anniversary of the Contract Date and at the end of each subsequent [three-month] period thereafter.

The amount of the Persistency Credit is calculated by multiplying the Account Value, less any Purchase Payments that have not been invested in the Contract for minimum of [30] years, by the [quarterly] Persistency Credit percentage shown on the Contract Benefit Data page(s). The Persistency Credit will be allocated to the Variable Subaccount(s) [and/or Fixed Account(s)] of the Contract in proportion to the value in each Variable Subaccount(s) [and/or Fixed Account(s)] at the time the Persistency Credit is paid into the Contract. The Persistency Credits will purchase accumulation units from the Variable Subaccounts at the accumulation unit values as of the Valuation Date the Persistency Credits are paid into the Contract.]


                                Withdrawal Option

During the Access Period an Owner may make Withdrawals of amounts up to the Surrender Value. Withdrawals will be subject to the terms of the Withdrawal Option [provision of the Contract] [and the [Contingent Deferred Sales Charges] [Surrender Charges] provisions of the Contract.] [for Withdrawals occurring prior to the Annuity Commencement Date].

Withdrawals will immediately reduce the Account Value and will reduce subsequent Periodic Income Payments. (See: Determination of Subsequent Periodic Income Payments, During the Access Period)


                                Surrender Option

During the Access Period, an Owner may surrender the Contract for the Surrender Value. A surrender of the Contract will be subject to the terms of the Surrender Option [provision of the Contract.] [and [Contingent Deferred Sales Charges] [Surrender Charges] provisions of the Contract] [for surrenders occurring prior to the Annuity Commencement Date]. If the Contract is surrendered, no further Periodic Income Payments will be made and the Contract and this Rider will terminate.


                        [Termination of Fixed Account(s)

The availability of any Fixed Account(s) otherwise provided for in the Contract will terminate while this Rider is in effect. Before the Periodic Income Commencement Date, amounts invested in any Fixed Account must be transferred to a Variable Subaccount(s) or withdrawn.]


                 Transfer [Between Variable Subaccounts] Option

[If the Guaranteed Income Benefit Payment Option has been selected by an Owner and has not been terminated, then [during the Guaranteed Income Benefit Guaranteed Period] an Owner may not direct transfers between the Variable Subaccounts [and/or the Fixed Account(s)]; otherwise, an] [An] Owner may direct a transfer between the Variable Subaccounts [and/or the Fixed Account(s)] of any portion of the Account Value, subject to the terms of the Transfer Option provisions of the Contract [for transfers occurring prior to the Annuity Commencement Date].

[If the Guaranteed Income Benefit Option has not been selected by an Owner, or the option has been terminated by an Owner, [or the Guaranteed Income Benefit Guaranteed Period has expired,] transfers] [Transfers] between the Variable Subaccounts during the Lifetime Income Period will result in the selling of Annuity Units from one Variable Subaccount and the purchase of Annuity Units from the other Variable Subaccount, at the current Annuity Unit values. These Annuity Units will then represent the number of Annuity Units per payment from the Variable Subaccount.

[A transfer from a Periodic Income Payment from the Fixed Account to a Periodic Income Payment from the Variable Account is not permitted after the Access Period.]


       [Waiver of [Contingent Deferred Sales Charges] [Surrender Charges]

Any provision in the Contract for waiving [Contingent Deferred Sales Charges] [Surrender Charges] is replaced by the following provision. During the Access Period, [Contingent Deferred Sales Charges] [Surrender Charges], if any, as specified in the Surrender Option section [and the Contingent Deferred Sales Charges section] of the Contract, will not apply to:

     (1) Periodic Income Payments.

     [[(2)] Withdrawals of up to [5%] of Purchase Payments where the percentages are based upon the total Purchase Payments to the Contract at the time of the current Withdrawal, to the extent that the sum of the percentages of the Purchase Payments withdrawn does not exceed this [5%] maximum.]

     [[(3)] Withdrawals of up to [5%] of Account Value in a Contract Year where the percentages are based upon the Account Value at the time of the current Withdrawal, to the extent that the sum of the percentages of the Account Value withdrawn does not exceed this [5%] maximum.]

     [[(4)] A surrender or Withdrawal of any Purchase Payment [as a result of] [received more than 12 months prior to the onset of] the "permanent and total disability" of [an] [a pre-designated] Owner or the Annuitant, as defined in section 22(e) of the Internal Revenue Code. Permanent and total disability must occur subsequent to the Contract Date, as shown on the contract data Page(s), and prior to the 65th birthday of the disabled Owner or Annuitant.]

     [[(5)] A surrender or Withdrawal of any Purchase Payment [as a result of] [received more than 12 months prior to] the admittance of [an] [a pre-designated] Owner or the Annuitant into an accredited nursing home or equivalent health care facility. Admittance in such a facility must be subsequent to the Contract Date, as shown on the contract data Page(s), and continue for 90 consecutive days prior to the surrender or Withdrawal.]

     [[(6)] A surrender or Withdrawal of any Purchase Payment [as a result of] [received more than 12 months prior to the diagnosis of] a terminal illness of [an] [a pre-designated] Owner or the Annuitant. Diagnosis of the terminal illness must be subsequent to the Contract Date, as shown on the contract data Page(s), and result in a life expectancy of less than [12 months], as determined by a qualified professional medical practitioner.]

     [[(7)] A surrender as a result of the death of [an] [a pre-designated] [Owner or] the Annuitant.]

The [Contingent Deferred Sales Charges] [Surrender Charges], if any, will be waived only if LNL is in receipt of proof, satisfactory to LNL, of the exception. Periodic Income Payments will be withdrawn from Purchase Payments on a "first-in, first-out (FIFO)" basis.]


                                  Death Benefit

On the Rider Effective Date any Death Benefit previously in effect and its daily charge, if applicable, will terminate.

If a death occurs prior to the Periodic Income Commencement Date, the Death Benefit provided by this Rider will be distributed according to the terms of the Contract applicable prior to the Annuity Commencement Date. Certain Access Periods may not be allowed if this Rider is elected by a beneficiary to settle a death claim.


During the Access Period.

This Rider provides the following Death Benefit options during the Access
Period:

     A. [The Account Value Death Benefit is equal to the current Account Value as of the Valuation Date on which the death claim is approved by LNL for payment.]

     [B.][The [Guarantee of Principal Death Benefit] [Return of Premium Death
         Benefit] will be equal to the greater of:

          (1) the Account Value as of the date the death claim is approved by LNL for payment; or

          (2) the sum of all [Gross] Purchase Payments minus all Periodic Income Payments and minus all Withdrawals, including applicable charges and premium tax incurred, made before, on and after the Periodic Income Commencement Date[.][;]

          (3)  the Increased Guaranteed minimum Death Benefit.]

     [C.][The [Enhanced Guaranteed Minimum Death Benefit (EGMDB)] [Annual
         Step-Up Death Benefit] will be equal to the greatest of:

          (1) the Account Value as of the date the death claim is approved by LNL for payment; or

          (2) the [Enhancement Amount, if any, in effect as of the date of death of the deceased Owner or Annuitant as shown on the Contract Data Benefit page(s) plus the] sum of all [Gross] Purchase Payments minus all Periodic Income Payments and minus all Withdrawals including applicable charges and premium tax incurred, made before, on and after the Periodic Income Commencement Date; or

          (3) the highest Contract Value or Account Value on the Contract Date or any Contract Date anniversary occurring on or after the Valuation Date the [EGMDB] [Annual Step-Up Death Benefit] is effective on the Contract, (determined before the allocation of any [Gross] Purchase Payments on that Contract Date anniversary) and prior to the 81st birthday of the deceased Owner or Annuitant and prior to the date of death of the deceased Owner or Annuitant for whom a death claim is approved by the LNL Home Office for payment. The highest Contract Value or Account Value is adjusted for certain transactions. It is increased by [Gross] Purchase Payments made on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained. It is decreased by all Periodic Income Payments and Withdrawals, including applicable charges and premium tax incurred on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained.]

The Death Benefit in effect, as of the Rider Effective Date, is shown on the Contract Benefit Data page(s).

On the death of [an] [a pre-designated] Owner or the Annuitant that was not an Owner or the Annuitant on the Contract Date, unless the change occurred because of the death of an Owner or the Annuitant, the Death Benefit will be equal to the Account Value on the Valuation Date the death claim is approved by the LNL Home Office for payment.

If the [EGMDB] [Annual Step-Up Death Benefit] is in effect, an Owner may choose to terminate the [EGMDB] [Annual Step-Up Death Benefit] by providing notice of the change request to LNL, either in signed writing or another manner that LNL approves in advance. The [Guarantee of Principal Death Benefit] [Return of Premium Death Benefit] [Account Value Death Benefit] option will then be effective as of the Valuation Date on which the notification to change the Death Benefit option is received at the Home Office. Termination of the [EGMDB] [Annual Step-Up Death Benefit] option by an Owner will be permanent and final.

Complete distribution of the Death Benefit will terminate the Contract and this Rider.

If any Owner is a non-natural person, the death of the Annuitant will be treated as the death of an Owner.

Upon the death of [an] [a pre-designated] Owner, the recipient of the rights of ownership, as provided for in the Contract, may elect to continue the Contract and receive the Periodic Income Payments or elect to terminate the Contract and this Rider and receive full payment of the Death Benefit. If the recipient of the rights of ownership elects to continue the Contract, the excess, if any, of the Death Benefit over the current Account Value as of the date on which the death claim is approved by LNL for payment will be credited into the Contract. [Upon the death of an Owner not pre-designated for the Death Benefit, the recipient of the rights of ownership, as provided for in the Contract, may elect to continue the Contract and receive the Periodic Income Payments or elect to terminate the Contract and receive payment of the Surrender Value.] The Periodic Income Payments will continue for the remainder of the Access Period and then, if there is a surviving Annuitant or Secondary Life, for the Lifetime Income Period.

[Upon the death of [an Owner] [a pre-designated Owner], the recipient of the rights of ownership, as provided for in the Contract, may elect to continue the Contract and receive the Periodic Income Payments or elect to terminate the Contract and this Rider and receive payment of the Surrender Value. If the Contract is continued the Periodic Income Payments will continue for the remainder of the Access Period and then, if there is a surviving Annuitant or Secondary Life, for the Lifetime Income Period.]

Upon notification to LNL of the death of the Annuitant, the Periodic Income Payments may be suspended until the death claim is approved as described in the Contract. Upon approval, an Owner (or the recipient of the rights of ownership if any Owner is deceased) may elect to continue the Contract and receive the Periodic Income Payments or elect to terminate the Contract and this Rider and receive full payment of the Death Benefit. If the Contract is continued, the excess, if any, of the Death Benefit over the current Account Value as of the date on which the death claim is approved by LNL for payment will be credited into the Contract. A lump-sum payment for the value of any suspended payments, as of the date the death claim is approved, will be made and the Periodic Income Payments will then continue for the remainder of the Access Period and then, if there is a surviving Secondary Life, for the Lifetime Income Period.

Upon notification to LNL of the death of the Secondary Life, the Periodic Income Payments may be suspended until the death claim is approved as described in the Contract. Upon approval, an Owner (or the recipient of the rights of ownership if any Owner is deceased) may elect to continue the Contract and receive the Periodic Income Payments or elect to terminate the Contract and this Rider and receive payment of the Surrender Value. If the Contract is continued a lump-sum payment for the value of any suspended payments, as of the date the death claim is approved, will be made and the Periodic Income Payments will continue for the remainder of the Access Period and then, if the Annuitant is still surviving, for the Lifetime Income Period.


During the Lifetime Income Period.

Upon the death of any Owner that is an Annuitant or Secondary Life, the provision below regarding the death of the Annuitant or Secondary Life will apply.

Upon the death of any Owner that is not an Annuitant or Secondary Life, the Periodic Income Payments will continue for as long as the Annuitant or the Secondary Life, if applicable, is living.

Upon the death of the Annuitant, if a Secondary Life was not designated or the Secondary Life is no longer surviving, the Periodic Income Payments will cease and the Contract and this Rider will terminate. If a Secondary Life was designated and is still surviving the Periodic Income Payments may be suspended until the death claim is approved as described in the Contract. Upon approval, a lump-sum payment for the value of any suspended payments, as of the date the death claim is approved, will be made and the Periodic Income Payments will continue for as long as the Secondary Life continues to live.

Upon the death of the Secondary Life, if the Annuitant is no longer surviving, the Periodic Income Payments will cease and the Contract and this Rider will terminate. If the Annuitant is still surviving the Periodic Income Payments may be suspended until the death claim is approved as described in the Contract. Upon approval, a lump-sum payment for the value of any suspended payments, as of the date the death claim is approved, will be made and the Periodic Income Payments will continue for as long as the Annuitant continues to live.

                   The Lincoln National Life Insurance Company

                                              /s/ Mark E. Reynolds
                                              ----------------------------------
                                              Mark E. Reynolds
                                              SVP & Chief Administrative Officer

                              CONTRACT BENEFIT DATA

Contract Number                                           : [99-9999999]

Annuitant                                                 : [Abraham Lincoln]

[Age Nearest Birthday                                     : [65]]

[Sex                                                      : [Male]]

[Secondary Life                                           : [Mary Todd Lincoln]]

[Age Nearest Birthday                                     : [62]]

[Sex                                                      : [Female]]

[Initial Periodic Income Payment                          : [$411.26]]

[Initial Guaranteed Income Benefit                        : [$308.45]]

[Initial Guaranteed Income Benefit Limit                  : [$822.52]]

[Initial Periodic Income Payment Mode                     : [Monthly]]

[Initial Periodic Income Payment Date                     : [July 1, 2002]]

[Periodic Income Commencement Date                        : [June 17, 2002]]

[[Initial] Access Period                                  : [15 Years]]

[Guaranteed Income Benefit Guaranteed Period              : [30 Years]]

[Initial Subaccount Allocation Plan                       : [30%] [fund name 1]
                                                          : [10%] [fund name 2]
                                                          : [60%] [fund name 3]]

[Assumed Interest Rate                                    : [3.00%]]


Annual Mortality and Expense Risk Charge and Administrative Charge

During Access Period
[Account Value Death Benefit

   [without Guaranteed Income Benefit Option]             : [2.15%]]

[Account Value Death Benefit

   [with Guaranteed Income Benefit Option]                : [3.15%]]

[Return of Premium Death Benefit

   [without Guaranteed Income Benefit Option]             : [2.15%]]

[Return of Premium Death Benefit

   [with Guaranteed Income Benefit Option]                : [3.15%]]

[Guarantee of Principal Death Benefit

   [without Guaranteed Income Benefit Option]             :  [2.15%]]

[Guarantee of Principal Death Benefit

   [with Guaranteed Income Benefit Option]                :  [3.15%]]

[Annual Step-Up Death Benefit

   [without Guaranteed Income Benefit Option]             :  [2.15%]]

[Annual Step-Up Death Benefit

   [with Guaranteed Income Benefit Option]                :  [3.15%]]

[Enhanced Guaranteed Minimum Death Benefit

   [without Guaranteed Income Benefit Option]             : [2.15%]]

[Enhanced Guaranteed Minimum Death Benefit

   [with Guaranteed Income Benefit]                       : [3.15%]]


After Access Period
[Account Value Death Benefit

[without Guaranteed Income Benefit Option]                : [2.15%]]

[Account Value Death Benefit

[with Guaranteed Income Benefit Option]                   : [3.15%]]

[Return of Premium Death Benefit

[without Guaranteed Income Benefit Option]                : [2.15%]]

[Return of Premium Death Benefit

[with Guaranteed Income Benefit Option]                   : [3.15%]]

[Guarantee of Principal Death Benefit

[without Guaranteed Income Benefit Option]                : [2.15%]]

[Guarantee of Principal Death Benefit

[with Guaranteed Income Benefit Option]                   : [3.15%]]

[Annual Step-Up Death Benefit

[without Guaranteed Income Benefit Option]                : [2.15%]]

[Annual Step-Up Death Benefit

[with Guaranteed Income Benefit Option]                   : [3.15%]]

[Enhanced Guaranteed Minimum Death Benefit

[without Guaranteed Income Benefit Option]                : [2.15%]]

[Enhanced Guaranteed Minimum Death Benefit

[with Guaranteed Income Benefit Option]                   : [3.15%]]


[Quarterly] Persistency Credit                            : [0.000%]]

[Rider Option Election                                    : [Enhanced Guaranteed
                                                            Minimum Death
                                                            Benefit [with
                                                            Guaranteed Income
                                                            Benefit Option]]]

[Enhancement Amount

     [Death occurring prior to first Contract Anniversary : [To be determined]]

     [Death occurring after first Contract Anniversary    : [To be determined]]]